FORM OF AGREEMENT AND PLAN
OF REORGANIZATION AND LIQUIDATION


     AGREEMENT AND PLAN OF REORGANIZATION AND LIQUIDATION dated as of February 25, 2000 (the "Agreement"), by and between the TIP Funds (the "TIP Trust"), a Massachusetts business trust, on behalf of the TIP Target Select Equity Fund (collectively, the "Acquired Fund"), and Alpha Select Funds ("Alpha Select Trust"), a Delaware business trust, on behalf of the Target Select Equity Fund (the "Acquiring Fund").

     WHEREAS, TIP Trust was organized under Massachusetts law as a business trust under a Declaration of Trust dated January 26, 1996, and amended on February 21, 1997. TIP Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"). TIP Trust has authorized capital consisting of an unlimited number of units of beneficial interest without par value of separate series of TIP Trust. The Acquired Fund is a duly organized and validly existing series of TIP Trust;

     WHEREAS, Alpha Select Trust was organized under Delaware law as a business trust under a Declaration of Trust dated October 25, 1993, and amended on December 10, 1998. Alpha Select Trust is an open-end management investment company registered under the 1940 Act. Alpha Select Trust has authorized capital consisting of an unlimited number of units of beneficial interest with a par value of $.00001 of separate series of Alpha Select Trust. The Acquiring Fund is a duly organized and validly existing series of the Alpha Select Trust;

     NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree to effect the transfer of all of the assets of the Acquired Fund solely in exchange for the assumption by the Acquiring Fund of all or substantially all of the liabilities of the Acquired Fund and units of beneficial interest of the Acquiring Fund ("Acquiring Fund Shares") followed by the distribution, at the Effective Time (as defined in Section 9 of this Agreement), of such Acquiring Fund Shares to the holders of units of beneficial interest of the Acquired Fund ("Acquired Fund Shares") on the terms and conditions hereinafter set forth in liquidation of the Acquired Fund. The parties hereto covenant and agree as follows:

1. Plan of Reorganization. At the Effective Time, the Acquired Fund will assign, deliver and otherwise transfer all of their assets and good and marketable title thereto, and assign all or substantially all of the liabilities as are set forth in a statement of assets and responsibilities, to be prepared as of the Effective Time (the "Statement of Assets and Liabilities") to the Acquiring Fund free and clear of all liens, encumbrances and adverse claims except as provided in this Agreement, and the Acquiring Fund shall acquire all such assets, and shall assume all such liabilities of the Acquired Fund, in exchange for delivery to the Acquired Fund by the Acquiring Fund of a number of Acquiring Fund Shares (both full and fractional) equivalent in number and value to the Acquired Fund Shares outstanding immediately prior to the Effective Time. The assets and stated liabilities of the Acquired Fund, as set forth in the Statement of Assets and Liabilities attached hereto as Exhibit A, shall be exclusively assigned to and assumed by the Acquiring Fund. All debts, liabilities, obligations and duties of the Acquired Fund, to the extent


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that they exist at or after the Effective Time and are stated in the Statement of Assets and Liabilities, shall after the Effective Time attach to the Acquiring Fund and may be enforced against the Acquiring Fund to the same extent as if the same had been incurred by the Acquiring Fund.

2. Transfer of Assets. The assets of the Acquired Fund to be acquired by the Acquiring Fund and allocated thereto shall include, without limitation, all cash, cash equivalents, securities, receivables (including interest and dividends receivable) as set forth in the Statement of Assets and Liabilities, as well as any claims or rights of action or rights to register shares under applicable securities laws, any books or records of the Acquired Fund and other property owned by the Acquired Fund at the Effective Time.

3. Liquidation and Dissolution of the Acquired Fund. At the Effective Time, the Acquired Fund will liquidate and the Acquiring Fund Shares (both full and fractional) received by the Acquired Fund will be distributed to the shareholders of record of the Acquired Fund as of the Effective Time in exchange for their respective Acquired Fund Shares and in complete liquidation of the Acquired Fund. Each shareholder of the Acquired Fund will receive a number of Acquiring Fund Shares equal in number and value to the Acquired Fund Shares held by that shareholder, and each Acquiring Fund and Acquired Fund share will be of equivalent net asset value per share. Such liquidation and distribution will be accompanied by the establishment of an open account on the share records of the Acquiring Fund in the name of each shareholder of the Acquired Fund and representing the respective number of Acquiring Fund Shares due such shareholder. As soon as practicable after the Effective Time, TIP Trust shall take all steps as shall be necessary and proper to effect a complete termination of the Acquired Fund.

4. Representations and Warranties of the Acquiring Fund. The Acquiring Fund represents and warrants to the Acquired Fund as follows:

     (a) Organization, Existence, etc. Alpha Select Trust is a business trust duly organized and validly existing under the laws of the State of Delaware and has the power to carry on its business as it is now being conducted.

     (b) Registration as Investment Company. Alpha Select Trust is registered under the 1940 Act as an open-end management investment company; such registration has not been revoked or rescinded and is in full force and effect.

     (c) Financial Statements. The unaudited financial statements, if any, of Alpha Select Trust relating to the Acquiring Fund dated as of March 31, 2000 (the "Acquiring Fund Financial Statements"), which will, if available, be delivered to the Acquired Fund as of the Effective Time, will fairly present the financial position of the Acquiring Fund as of the date thereof.

     (d) Shares to be Issued Upon Reorganization. The Acquiring Fund Shares to be issued in connection with the Reorganization have been duly authorized and upon consummation of the Reorganization will be validly issued, fully paid and nonassessable.

     Prior to the Effective Time, there shall be no issued and outstanding Acquiring Fund Shares or any other securities issued by the Acquiring Fund.

     (e) Authority Relative to this Agreement. Alpha Select Trust, on behalf of the Acquiring Fund, has the power to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by the Alpha Select Trust Board of Trustees, and no other proceedings by the Acquiring Fund are necessary to authorize its officers to effectuate this Agreement and the transactions contemplated hereby. The Acquiring Fund is not a party to or obligated under any charter, by-law, indenture or contract provision or any other commitment or obligation, or subject to any order or decree, which would be violated by its executing and carrying out this Agreement.

     (f) Liabilities. There are no liabilities of the Acquiring Fund, whether or not determined or determinable, other than liabilities disclosed or provided for in the Acquiring Fund Financial Statements and liabilities incurred in the ordinary course of business subsequent to the date of the Statements and up to the Effective Time or otherwise previously disclosed to the Acquired Fund, none of which has been materially adverse to the business, assets or results of operations of the Acquiring Fund. The Alpha Select Trust's Registration Statement, which is on file with the Securities and Exchange Commission, does not contain an untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading.

     (g) Litigation. Except as previously disclosed to the Acquired Fund, there are no claims, actions, suits or proceedings pending or, to the actual knowledge of the Acquiring Fund, threatened which would materially adversely affect the Acquiring Fund or its assets or business or which would prevent or hinder in any material respect consummation of the transactions contemplated hereby.

     (h) Contracts. Except for contracts and agreements disclosed to the Acquired Fund, under which no default exists, the Acquiring Fund is not a party to or subject to any material contract, debt instrument, plan, lease, franchise, license or permit of any kind or nature whatsoever with respect to the Acquiring Fund.

     (i) Taxes. As of the Effective Time, all Federal and other tax returns and reports of the Acquiring Fund required by law to have been filed shall have been filed, and all other taxes shall have been paid so far as due, or provision shall have been made for the payment thereof, and to the best of the Acquiring Fund's knowledge, no such return is currently under audit and no assessment has been asserted with respect to any of such returns.

5. Representations and Warranties of the Acquired Fund. The Acquired Fund represents and warrants to the Acquiring Fund as follows:

     (a) Organization, Existence, etc. TIP Trust is a business trust duly organized and validly existing under the laws of the Commonwealth of Massachusetts and has the power to carry on its business as it is now being conducted.

     (b) Registration as Investment Company. TIP Trust is registered under the 1940 Act as an open-end management investment company; such registration has not been revoked or rescinded and is in full force and effect.

     (c) Financial Statements. The audited financial statements of the TIP Trust relating to the Acquired Fund for the fiscal year ended September 30, 1999 and the unaudited financial statements of the Acquired Fund dated as of March 31, 2000 (the "Acquired Fund Financial Statements"), as delivered to the Acquiring Fund, fairly present the financial position of the Acquired Fund as of the dates thereof, and the results of its operations and changes in its net assets for the periods indicated.

     (d) Marketable Title to Assets. The Acquired Fund will have, at the Effective Time, good and marketable title to, and full right, power and authority to sell, assign, transfer and deliver, the assets to be transferred to the Acquiring Fund. Upon delivery and payment for such assets, the Acquiring Fund will have good and marketable title to such assets without restriction on the transfer thereof free and clear of all liens, encumbrances and adverse claims.

     (e) Authority Relative to this Agreement. TIP Trust, on behalf of the Acquired Fund, has the power to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by TIP Trust's Board of Trustees, and, except for approval by the shareholders of the Acquired Fund, no other proceedings by the Acquired Fund are necessary to authorize its officers to effectuate this Agreement and the transactions contemplated hereby. The Acquired Fund is not a party to or obligated under any charter, by-law, indenture or contract provision or any other commitment or obligation, or subject to any order or decree, which would be violated by its executing and carrying out this Agreement.

     (f) Liabilities. There are no liabilities of the Acquired Fund, whether or not determined or determinable, other than liabilities disclosed or provided for in the Acquired Fund Financial Statements and liabilities incurred in the ordinary course of business subsequent to October 23, 2000 or otherwise previously disclosed to the Acquiring Fund, none of which has been materially adverse to the business, assets or results of operations of the Acquired Fund. TIP Trust's Registration Statement, which is on file with the Securities and Exchange Commission, does not contain an untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading.

     (g) Litigation. Except as previously disclosed to the Acquiring Fund, there are no claims, actions, suits or proceedings pending or, to the knowledge of the Acquired Fund, threatened which would materially adversely affect the Acquired Fund or its assets or business or which would prevent or hinder in any material respect consummation of the transactions contemplated hereby.

     (h) Contracts. Except for contracts and agreements disclosed to the Acquiring Fund, under which no default exists, the Acquired Fund, at the Effective Time, is not a party to or subject to any material contract, debt instrument, plan, lease, franchise, license or permit of any kind or nature whatsoever.

     (i) Taxes. As of the Effective Time, all Federal and other tax returns and reports of the Acquired Fund required by law to have been filed shall have been filed, and all other taxes shall have been paid so far as due, or provision shall have been made for the payment thereof, and to the best of the Acquired Fund's knowledge, no such return is currently under audit and no assessment has been asserted with respect to any of such returns.

6. Conditions Precedent to Obligations of the Acquiring Fund.

     (a) All representations and warranties of the Acquired Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Effective Time, with the same force and effect as if made on and as of the Effective Time.

     (b) The Acquiring Fund shall have received an opinion of counsel for the Acquired Fund, dated as of the Effective Time, addressed to and in form and substance satisfactory to counsel for the Acquiring Fund, to the effect that (i) the Acquired Fund is duly organized and validly existing series of TIP Trust under the laws of the Commonwealth of Massachusetts; (ii) TIP Trust is an open-end management investment company registered under the 1940 Act; (iii) this Agreement and the Reorganization provided for herein and the execution of this Agreement have been duly authorized and approved by all requisite action of the Acquired Fund and this Agreement has been duly executed and delivered by TIP Trust on behalf of the Acquired Fund and is a valid and binding obligation of the Acquired Fund, subject to applicable bankruptcy, insolvency, fraudulent conveyance and similar laws or court decisions regarding enforcement of creditors' rights generally;
     (iv) to the best of counsel's knowledge after reasonable inquiry, no consent, approval, order or other authorization of any Federal or state court or administrative or regulatory agency is required for the Acquired Fund to enter into this Agreement or carry out its terms that has not been obtained other than where the failure to obtain any such consent, approval, order or authorization would not have a material adverse effect on the operations of the Acquired Fund; and (v) upon consummation of this Agreement, the Acquiring Fund shall have acquired all of the Acquired Fund's assets listed in the Statement of Assets and Liabilities, free and clear of all liens encumbrances or adverse claims.

     (c) The Acquired Fund shall have delivered to the Acquiring Fund at the Effective Time the Acquired Fund's Statement of Assets and Liabilities, prepared in accordance with generally accepted accounting principles consistently applied, together with a certificate of the Treasurer or Assistant Treasurer of the Acquired Fund as to the aggregate asset value of the Acquired Fund's portfolio securities.

7. Conditions Precedent to Obligations of the Acquired Fund.

     (a) All representations and warranties of the Acquiring Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Effective Time, with the same force and effect as if made on and as of the Effective Time.

     (b) The Acquired Fund shall have received an opinion of counsel for the Acquiring Fund, dated as of the Effective Time, addressed to and in form and substance satisfactory to counsel for the Acquired Fund, to the effect that: (i) the Acquiring Fund is duly organized and validly existing series of Alpha Select Trust under the laws of the State of Delaware; (ii) Alpha Select Trust is an open-end management investment company registered under the 1940 Act; (iii) this Agreement and the Reorganization provided for herein and the execution of this Agreement have been duly authorized and approved by all requisite corporate action of the Acquiring Fund and this Agreement has been duly executed and delivered by the Acquiring Fund and is a valid and binding obligation of the Acquiring Fund, subject to applicable bankruptcy, insolvency, fraudulent conveyance and similar laws or court decisions regarding enforcement of creditors' rights generally; (iv) to the best of counsel's knowledge after reasonable inquiry, no consent, approval, order or other authorization of any Federal or state court or administrative or regulatory agency is required for the Acquiring Fund to enter into this Agreement or carry out its terms that has not already been obtained, other than where the failure to obtain any such consent, approval, order or authorization would not have a material adverse effect on the operations of the Acquiring Fund; and (v) the Acquiring Fund Shares to be issued in the Reorganization have been duly authorized and upon issuance thereof in accordance with this Agreement will be validly issued, fully paid and nonassessable.

8. Further Conditions Precedent to Obligations of the Acquired Fund and the Acquiring Fund. The obligations of the Acquired Fund and the Acquiring Fund to effectuate this Agreement shall be subject to the satisfaction of each of the following conditions:

     (a) Such authority from the Securities and Exchange Commission (the "SEC") and state securities commissions as may be necessary to permit the parties to carry out the transactions contemplated by this Agreement shall have been received.

     (b) With respect to the Acquired Fund, TIP Trust will call a meeting of shareholders to consider and act upon this Agreement and to take all other actions reasonably necessary to obtain the approval by shareholders of each of the Acquired Fund of this Agreement and the transactions contemplated herein, including the Reorganization and the termination of the Acquired Fund if the Reorganization is consummated. TIP Trust has prepared or will prepare the notice of meeting, form of proxy and Proxy Statement (collectively, "Proxy Materials") to be used in connection with such meeting; provided that the Acquiring Fund has furnished or will furnish a current, effective Prospectus relating to the Acquiring Fund Shares for incorporation within and/or distribution with the Proxy Materials, and with such other information relating to the Acquiring Fund as is reasonably necessary for the preparation of the Proxy Materials.

     (c) The Registration Statement on Form N-1A of the Acquiring Fund shall be effective under the Securities Act of 1933 and, to the best knowledge of the Acquiring Fund, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

     (d) The shares of the Acquiring Fund shall have been duly qualified for offering to the public in all states of the United States, the Commonwealth of Puerto Rico and the District of Columbia (except where such qualifications are not required) so as to permit the transfer contemplated by this Agreement to be consummated.

     (e) The Acquired Fund and the Acquiring Fund shall have received on or before the Effective Time an opinion of counsel satisfactory to the Acquired Fund and the Acquiring Fund substantially to the effect that for Federal income tax purposes:

          (1) No gain or loss will be recognized to the Acquired Fund upon the transfer of its assets in exchange solely for the Acquiring Fund Shares and the assumption by the Acquiring Fund of the Acquired Fund's stated liabilities;

          (2) No gain or loss will be recognized to the Acquiring Fund on its receipt of the Acquired Fund's assets in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of the Acquired Fund's liabilities;

          (3) The basis of an Acquired Fund's assets in the Acquiring Fund's hands will be the same as the basis of those assets in the Acquired Fund's hands immediately before the conversion;

          (4) The Acquiring Fund's holding period for the assets transferred to the Acquiring Fund by the Acquired Fund will include the holding period of those assets in the Acquired Fund's hands immediately before the conversion;

          (5) No gain or loss will be recognized to the Acquired Fund on the distribution of the Acquiring Fund Shares to the Acquired Fund's shareholders in exchange for their Acquired Fund Shares;

          (6) No gain or loss will be recognized to the Acquired Fund's shareholders as a result of the Acquired Fund's distribution of Acquiring Fund Shares to the Acquired Fund's shareholders in exchange for the Acquired Fund's shareholders' Acquired Fund Shares;

          (7) The basis of the Acquiring Fund Shares received by the Acquired Fund's shareholders will be the same as the adjusted basis of the Acquired Fund's shareholders' Acquired Fund Shares surrendered in exchange therefor; and

          (8) The holding period of the Acquiring Fund Shares received by the Acquired Fund's shareholders will include the Acquired Fund's shareholders' holding period for the Acquired Fund's shareholders' Acquired Fund Shares surrendered in exchange therefor, provided that said Acquired Fund Shares were held as capital assets on the date of the conversion.

     (f) A vote approving this Agreement and the Reorganization contemplated hereby shall have been adopted by at least a majority of the outstanding shares of the Acquired Fund entitled to vote at an annual or special meeting.

     (g) The Board of Trustees of Alpha Select Trust, at a meeting duly called for such purpose, shall have authorized the issuance by the Acquiring Fund of Acquiring Fund Shares at the Effective Time in exchange for the assets of the Acquired Fund pursuant to the terms and provisions of this Agreement.

9. Effective Time of the Reorganization. The exchange of the Acquired Fund's assets for Acquiring Fund Shares shall be effective as of close of business on October 23, 2000 or at such other time and date as fixed by the mutual consent of the parties (the "Effective Time").

10. Termination. This Agreement and the transactions contemplated hereby may be terminated and abandoned without penalty by resolution of the Board of Trustees of TIP Trust or by a resolution of the Board of Trustees of Alpha Select Fund, at any time prior to the Effective Time, if circumstances should develop that, in the opinion of the respective Board, make proceeding with the Agreement inadvisable.

11. Amendment. This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the parties; provided, however, that following the Shareholders' Meeting called on behalf of the Acquired Fund pursuant to Section 8 of this Agreement, no such amendment may have the effect of changing the provisions for determining the number or value of Acquiring Fund Shares to be paid to the Acquired Fund's shareholders under this Agreement to the detriment of the Acquired Fund's shareholders without their further approval.

12. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts.

13. Notices. Any notice, report, statement or demand required or permitted by and provision of this Agreement shall be in writing and shall be given by prepaid telegraph, telecopy, certified mail or overnight express courier addressed as follows:

     if to the Acquiring Fund:

     Mr. Peter M. Moran
     Turner Investment Partners, Inc.
     1235 Westlakes Drive, Suite 350
     Berwyn, PA  19312

     with a copy to:

     James W. Jennings, Esq.
     Morgan, Lewis & Bockius LLP
     1701 Market Street
     Philadelphia, PA  19103
     if to the Acquired Fund:

     Stephen J. Kneeley
     Turner Investment Partners, Inc.
     1235 Westlakes Drive, Suite 350
     Berwyn, PA  19312

     with a copy to:

     John H. Grady, Jr., Esquire
     Morgan, Lewis & Bockius LLP
     1701 Market Street
     Philadelphia, PA  19103

14. Fees and Expenses.

     (a) Each of the Acquiring Fund and the Acquired Fund represents and warrants to the other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

     (b) Except as otherwise provided for herein, all expenses of the transactions contemplated by this Agreement incurred by the Acquired Fund and the Acquiring Fund will be borne by Turner Investment Partners, Inc. pursuant to a separate agreement. Such expenses include, without limitation, (i) expenses incurred in connection with the entering into and the carrying out of the provisions of this Agreement; (ii) expenses associated with the preparation and filing of the Proxy Statement under the 1934 Act; (iii) registration or qualification fees and expenses of preparing and filing such forms as are necessary under applicable state securities laws to qualify the Acquiring Fund Shares to be issued in connection herewith in each state in which the Acquired Fund's shareholders are resident as of the date of the mailing of the Proxy Statement to such shareholders; (iv) postage; (v) printing; (iv) accounting fees; (vii) legal fees; and (viii) solicitation costs of the transaction. Notwithstanding the foregoing, the Acquiring Fund shall pay its own Federal and state registration fees.

15. Headings, Counterparts, Assignment.

     (a) The article and paragraph headings contained in this Agreement are for reference purposes only and shall not effect in any way the meaning or interpretation of this Agreement.

     (b) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

     (c) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

16. Entire Agreement. Each of the Acquiring Fund and the Acquired Fund agree that neither party has made any representation, warranty or covenant not set forth herein and that this Agreement constitutes the entire agreement between the parties. The representations, warranties and covenants contained herein or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereunder.

17. Further Assurances. Each of the Alpha Select Trust, the Acquiring Fund, the TIP Trust and the Acquired Fund shall take such further action as may be necessary or desirable and proper to consummate the transactions contemplated hereby.

18. Binding Nature of Agreement. As provided in each trust's Declaration of Trust on file with the Secretary of State of the Commonwealth of Massachusetts or State of Delaware, as appropriate, this Agreement was executed by the undersigned officers of Alpha Select Trust and TIP Trust, on behalf of each of the Acquiring Fund and the Acquired Fund, respectively, as officers and not individually, and the obligations of this Agreement are not binding upon the undersigned officers, nor are they binding upon the Trust's other officers and Trustees, individually, but are binding only upon the assets and property of each trust. Moreover, no series of a trust shall be liable for the obligations of any other series of that trust.

Attest:                         TIP FUNDS,
                                         on behalf of its series,
                                         TIP Target Select Equity Fund

                                         By:
------------------------                    -----------------------------------


Attest:                         ALPHA SELECT FUNDS,
                                         on behalf of its series,
                                         Alpha Select Target Select Equity Fund

                                         By:
------------------------                    -----------------------------------